SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    August 19, 2005

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UNIVERSAL COMMUNICATION SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

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Nevada	4812	860887822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

407 LINCOLN RD, STE 12F, MIAMI BEACH, FL 33139

(Address of Principal Executive Offices) (Zip Code)

305-672-6344

Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On August 19, 2005, we executed a secured convertible promissory note (“Note”) in the amount of $750,000 in favor of Alpha Capital Aktiengesellschaft. The Note bears interest at six percent, simple interest per year and matures August 18, 2007. Interest accrues on the Note and is due on maturity.

The Note is secured by a security interest in the assets of the Company.

The outstanding and unpaid principal portion of the Note, and accrued interest, at the election of the Holder, is convertible into common stock at $0.02 per share.

In connection with the Note, the Company issued warrants to purchase 37,500,000 shares of its common stock to Alpha Capital Aktiengesellschaft at an exercise price of $0.02 per share until August 18, 2010.

Borrowings under the Note will be used by the Company for general corporate purposes.

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Communication Systems, Inc.
(Registrant)
By:	/s/ MICHAEL J. ZWEBNER
Michael J. Zwebner
Chairman and Chief Executive Officer

Dated: August 24, 2005

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